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                                                                  Exhibit 99.n.3

                                DAVID A.R. DULLUM
                                -----------------

                                  July 25, 2001

Gladstone Capital Corporation
1750 Tysons Blvd., 4th Floor
McLean, Virginia  22102


                       CONSENT TO REFERENCE IN PROSPECTUS

In connection with the Registration Statement on Form N-2 filed by Gladstone Capital Corporation (the "COMPANY"), File No. 333-63700, I hereby consent to the reference to me in the prospectus included in such registration statement as a future member of the board of directors of the Company.



                                          Very truly yours,

                                          /s/ David A.R. Dullum
                                          --------------------------------------
                                          David A.R. Dullum